UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2020

EXACT SCIENCES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

441 Charmany Drive
Madison, WI  53719
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On July 22, 2020, the Board of Directors (the “Board”) of Exact Sciences Corporation (the “Company”) appointed Ms. Shacey Petrovic as a Class I member of the Board.

Ms. Petrovic, age 47, has served as President and Chief Executive Officer of Insulet Corporation since January 1, 2019 and has served on its Board of Directors since September 2018. Prior to becoming Chief Executive Officer, Ms. Petrovic served as Insulet’s President and Chief Operating Officer from October 2016 to December 31, 2018. From February 2016 to October 2016, she served as Insulet’s Executive Vice President and President, Diabetes Products, and from February 2015 to February 2016, she served as Insulet’s Chief Commercial Officer. From 2013 to 2015, Ms. Petrovic served as President and Chief Executive Officer of Clinical Innovations, LLC, a developer and manufacturer of medical devices and diagnostics for women’s health. From 2000 to 2013, she served in a number of key roles at Hologic, Inc. and Cytyc Corporation, which merged with Hologic in October 2007, including Vice President and General Manager of Hologic’s GYN Surgical Products division, as well as various sales and marketing leadership roles in the U.S. and Europe. Ms. Petrovic earned her Bachelor of Science in Biology from the University of Wisconsin. She also currently serves on the Board of Directors for Alydia Health.

Ms. Petrovic will receive compensation for her service as a director in accordance with the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”), which is described under the caption “Compensation Policy for Non-Employee Directors” in the Proxy Statement for the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) as filed with the Securities and Exchange Commission on April 29, 2020 (the “2020 Proxy Statement”). Pursuant to the Director Compensation Policy, in connection with her initial appointment to the Board of Directors, on July 22, 2020 Ms. Petrovic received a grant of 3,788 shares of restricted stock.

5.03                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2020, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to its Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware effecting an amendment to increase the number of authorized shares of the Company’s common stock from 200,000,000 shares to 400,000,000 shares. The Certificate of Amendment was approved by the Company’s stockholders at the Annual Meeting.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

5.07                        Submission of Matters to a Vote of Security Holders.

On July 23, 2020, the Company held the Annual Meeting. The certified results of the matters voted upon at the Annual Meeting, which are more fully described in the 2020 Proxy Statement, are as follows:

The Company’s stockholders elected the four nominees to the Company’s Board of Directors to serve for three-year terms as Class II directors, with the votes cast as follows:

Director Name	For	Withheld	Broker Non-Votes
Eli Casdin	107,726,622	284,400	24,992,054
James E. Doyle	105,457,590	2,553,432	24,992,054
Freda Lewis-Hall	107,735,844	275,178	24,992,054
Kathleen Sebelius	104,904,987	3,106,035	24,992,054

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for 2020, with votes cast as follows:

For	Against	Abstain
132,631,998	198,980	172,098

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
103,318,594	3,994,544	697,884	24,992,054

The Company’s stockholders approved the adoption of the Certificate of Amendment, increasing the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares, with votes cast as follows:

For	Against	Abstain
125,060,870	7,422,863	519,343

9.01.                     Financial Statements and Exhibits.

Exhibits

The exhibits to this Current Report on Form 8-K are listed below and incorporated herein by reference.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to the Exact Sciences Corporation Sixth Amended and Restated Certificate of Incorporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: July 24, 2020	By:	/s/ Jeffrey T. Elliott
Jeffrey T. Elliott
Chief Financial Officer

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